Exhibit 99.1

Apergy Provides Business Update

•	Implementing immediate downturn contingency plans expected to result in approximately $65 million of annual cost savings to preserve margins and cash flow

•	Capital expenditures in 2020 to be reduced by approximately 65% from 2019

•	Available liquidity of over $270 million

•	Continuing to monitor market developments and prepared to take additional actions as necessary

THE WOODLANDS, TX, March 23, 2020 – Apergy Corporation (“Apergy” or “the Company”) (NYSE: APY) today announced a set of immediate actions that the Company is taking in response to the significant decline in oil prices due to the outcome of OPEC+ meeting in early March 2020, as well as market volatility arising from the COVID-19 pandemic.

The Company’s announced actions immediately reduce operating costs and capital spending to align to the expected decline in business activity levels. Annual operating cost savings from the initial restructuring plans are estimated to be in excess of $65 million and the initial actions include:

1.	reduction in total Apergy headcount

2.	company-wide salary reductions, including 25% reduction in CEO’s base salary

3.	$50 million reduction in capital expenditures and investment in ESP leased assets compared to 2019 spending levels

4.	facility rationalization and elimination of non-essential expenses.

“Consistent with our ‘top box’ value creation framework, the Apergy portfolio was built to withstand challenging environments in the oil and gas industry,” said Sivasankaran “Soma” Somasundaram, President and Chief Executive Officer. “Our production-focused artificial lift and digital products are critical components in maintaining production from existing wells and support more efficient operations for customers. We have implemented an initial set of actions which immediately reduces both our operating expenses and capital costs. These actions are part of our comprehensive contingency plan that is designed to maintain profitability and cash flow to meet all obligations even in environments much more severe than the 2015 / 2016 downturn. Our actions and plans will enable us to continue to generate strong free cash flow similar to previous downturns. We are continuing to monitor market developments and prepared to take additional actions as necessary. Our dedicated team remains focused on delivering outstanding customer service.”

ChampionX Transaction Update

Apergy today also provided an update on the upcoming merger with ChampionX which is expected to close before the end of Q2-2020.

Soma Somasundaram continued, “Our combined Apergy and ChampionX team has made significant progress on integration planning as we work together towards closing. Our work on integration planning has further reinforced the attractiveness of this combination. We chose a strategic partner in ChampionX that has similar business attributes to Apergy, and also brings advantages given its scale, diversified base of customers, and geographies served. With ChampionX we expect to navigate the current downturn as a larger, more resilient, and more global production-optimization solutions provider.”i

Douglas M. Baker, Jr., Chairman and CEO of Ecolab, also commented, “The current market dislocation in the oil and gas sector does not diminish the strategic and capital structure logic of the Apergy-ChampionX merger. While this is an extraordinary time, and above all both organizations are focused on the health and well-being of their employees, we continue to believe the transaction provides strategic benefits for shareholders.”

Liquidity and Leverage

On March 20, 2020 Apergy had approximately $35 million of cash on hand and approximately $240 million of available revolving commitments under its revolving credit facility.

Apergy has no near-term debt maturities. The Company’s $250 million revolving credit facility matures in May 2023, its $265 million Term Loan B facility matures in May 2025, and its $300 million Senior Notes mature in May 2026. At December 31, 2019, long-term debt net of unamortized discounts and issuance costs was $559.8 million, and cash and cash equivalents was $35.3 million. Net Debt to EBITDA at December 31, 2019 was 2.1x.

At close of the transaction with ChampionX, pro forma net debt is expected to be approximately $1.0 billion, including a new term loan of $537 million to fund a one-time cash payment to Ecolab. ChampionX and Bank of America executed a term loan facility commitment letter pursuant to which Bank of America has committed to provide the term loan financing, subject to customary conditions. The combined company will have access to an enlarged $400 million revolving credit facility with estimated liquidity at close of approximately $437 million, including cash on hand. Pro Forma Net Debt to EBITDA for the ChampionX merger at December 31, 2019 is estimated to be 1.7x before synergies, and 1.5x including $75 million of expected cost synergies.

About Apergy

Apergy is a leading provider of highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world. Apergy’s products provide efficient functioning throughout the lifecycle of a well - from drilling to completion to production. Apergy’s Production & Automation Technologies offerings consist of artificial lift equipment and solutions, including rod pumping systems, electric submersible pump systems, progressive cavity pumps and drive systems and plunger lifts, as well as a full automation and digital offering consisting of equipment and software for Industrial Internet of Things (“IIoT”) solutions for downhole monitoring, wellsite productivity enhancement, and asset integrity management. Apergy’s Drilling Technologies offering provides market leading polycrystalline diamond cutters and bearings that result in cost effective and efficient drilling. To learn more about Apergy, visit our website at http://www.apergy.com.

Forward-Looking Statements

This news release contains statements relating to future actions and results, which are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, Apergy’s market position and growth opportunities. Forward-looking statements include, but are not limited to, statements related to Apergy’s planned merger with ChampionX, statements related to Apergy’s expectations regarding the performance of the business, financial results, liquidity and capital resources of Apergy, the effects of competition, and the effects of future legislation or regulations and other non-historical statements. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, tax and regulatory matters; and changes in economic, competitive, strategic, technological, regulatory or other factors that affect the operation of Apergy’s businesses. You are encouraged to refer to the documents that Apergy files from time to time with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” in Apergy’s Annual Report on Form 10-K for the year ended December 31, 2019, and in Apergy’s other filings with the SEC, for a discussion of these and other risks and uncertainties. Readers are cautioned not to place undue reliance on Apergy’s forward-looking statements. Forward-looking statements speak only as of the day they are made and Apergy undertakes no obligation to update any forward-looking statement, except as required by applicable law.

About Non-GAAP Measures

In addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), this news release presents non-GAAP financial measures. Management believes that adjusted EBITDA and adjusted EBITDA margin reflect the core operating results of our businesses and help facilitate comparisons of operating performance across periods. In addition, free cash flow is used by management to measure our ability to generate positive cash flow for debt reduction and to support our strategic objectives. Net debt to EBITDA is used by management to measure our ability to comply with our debt covenants. The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Important Information About the ChampionX Transaction and Where to Find It

In connection with the proposed transaction, Apergy has filed a preliminary proxy statement on Schedule 14A and a registration statement on Form S-4 containing a prospectus with the Securities and Exchange Commission (the “SEC”) and ChampionX Holding Inc. has filed a registration statement on Form S-4 and Form S-1 containing a prospectus. Both Apergy and ChampionX expect to file amendments to these filings before they become effective. INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENTS/PROSPECTUSES AND PRELIMINARY PROXY STATEMENT AND ANY FURTHER AMENDMENTS WHEN THEY BECOME AVAILABLE AS WELL AS ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT APERGY, ECOLAB, CHAMPIONX AND THE PROPOSED TRANSACTION. Investors and securityholders may obtain a free copy of the registration statements/prospectuses and preliminary proxy statement and any further amendments (when available) and other documents filed by Apergy, Ecolab and ChampionX with the SEC at the SEC’s website at http://www.sec.gov. The registration statements/prospectuses and preliminary proxy statement and other documents (when they are available) can also be obtained free of charge from Ecolab upon written request to Ecolab Inc., Attn: Investor Relations, 1 Ecolab Place, St. Paul, MN 55102, or by e-mailing investor.info@ecolab.com, or upon written request to Apergy, Investor Relations, 2445 Technology Forest Boulevard, The Woodlands, Texas 77381, or by e-mailing david.skipper@apergy.com.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Apergy. However, Apergy, Ecolab and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Apergy in connection with the proposed transaction under the rules of the SEC. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Apergy in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Ecolab may be found in its Annual Report on Form 10-K filed with the SEC on March 1, 2019, and its definitive proxy statement relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March 15, 2019. Information about the directors and executive officers of Apergy may be found in its Annual Report on Form 10-K filed with the SEC on March 2, 2020, and its definitive proxy statement relating to its 2019 Annual Meeting of Stockholders filed with the SEC on March 25, 2019.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Investor Contact: David Skipper

david.skipper@apergy.com

713-230-8031

Media Contact: John Breed

john.breed@apergy.com

281-403-5751

[i]

The transaction with ChampionX is subject to customary closing conditions, including the effectiveness of Apergy and Ecolab Inc. (“Ecolab”) filings with the Securities and Exchange Commission, Apergy shareholder approval, consummation of the ChampionX separation from Ecolab, and regulatory approvals.